TAX-FREE CASH RESERVE PORTFOLIO                                    SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   8/31/2009
FILE NUMBER :        811-02729
SERIES NO.:          18

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
72DD.   1   Total income dividends for which record date passed during the period. (000's Omitted)
            Institutional                 $    13,009
        2   Dividends for a second class of open-end company shares (000's Omitted)
            Private                       $     1,828
            Personal                      $        63
            Cash Management               $     6,287
            Reserve                       $       140
            Resource                      $     1,628
            Corporate                     $     1,018

73A.        Payments per share outstanding during the entire current period: (form nnn.nnnn)
        1   Dividends from net investment income
            Institutional                      0.0090
        2   Dividends for a second class of open-end company shares (form nnn.nnnn)
            Private                            0.0070
            Personal                           0.0054
            Cash Management                    0.0083
            Reserve                            0.0043
            Resource                           0.0077
            Corporate                          0.0087

74U.    1   Number of shares outstanding (000's Omitted)
            Institutional                     829,360
        2   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
            Private                           206,377
            Personal                            7,410
            Cash Management                   360,444
            Reserve                            14,828
            Resource                          129,072
            Corporate                          46,545

74V.    1   Net asset value per share (to nearest cent)
            Institutional                 $      1.00
        2   Net asset value per share of a second class of open-end company shares (to nearest cent)
            Private                       $      1.00
            Personal                      $      1.00
            Cash Management               $      1.00
            Reserve                       $      1.00
            Resource                      $      1.00
            Corporate                     $      1.00
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